[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No. 9
Number HA3503/SYMT-02
to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(the “Agreement”, effective May 1, 2015) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the “Company”)
and
HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the “Reinsurer”)

IT IS HEREBY AGREED by and between the Company and the Reinsurer that, effective June 1, 2021, the Agreement is hereby amended to reflect the addition of new plans to be reinsured under the existing terms of the Agreement and the termination of older plans.

THEREFORE, as of the June 1, 2021, Exhibit B - Plans Covered is hereby replaced in its entirety with the attached Exhibit B-Amended.

This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the parties to the Agreement have executed this Amendment on the dates shown below.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT B AMENDED
(Effective June 1, 2021)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below may qualify for automatic reinsurance under the terms of this Agreement.

B.1Plan Identification

Plan Name	Issue Ages	Start Date	End Date
Classic UL (GUL)	[REDACTED]	May 1, 2015	January 31. 2020
Survivorship UL	[REDACTED]	May 1, 2015
Symetra UL 2015 (GUL)	[REDACTED]	May 1, 2015	January 31, 2020
Milestone VUL-G	[REDACTED]	April 3, 2017	January 31, 2020
Symetra Accumulator IUL 1.0	[REDACTED]	October 9, 2017	January 31, 2020
Symetra Protector IUL 1.0	[REDACTED]	May 29, 2019	September 30, 2021
Symetra UL 2015 (2017 CSO)	[REDACTED]	November 4, 2019
Milestone VUL-G (2017 CSO)	[REDACTED]	November 4, 2019
Symetra Accumulator IUL 2.0	[REDACTED]	November 4, 2019	September 30, 2021
Symetra Accumulator IUL 4.0	[REDACTED]	June 1, 2021
Symetra Protector IUL 3.0	[REDACTED]	June 1, 2021
Symetra Accumulator VUL	[REDACTED]	August 1, 2021

B.2Riders

Rider Name	Issue Ages	Start Date	End Date
Lapse Protection Benefit (LPB) Rider	[REDACTED]	May 1, 2015
Premier Rider	[REDACTED]	May 1, 2015
20 Year Term Rider	[REDACTED]	May 1, 2015
Policy Split Option	[REDACTED]	May 1, 2015
Estate Preservation Rider	[REDACTED]	May 1, 2015
Accelerated Death Benefit for Terminal Illness (with no cost to the insured)	[REDACTED]	May 1, 2015
Accelerated Death Benefit for Cognitive Impairment (with no cost to the insured)	[REDACTED]	May 1, 2015
Supplemental Protection Rider	[REDACTED]	October 9, 2017
Change of Insured Rider	[REDACTED]	August 1, 2021

Acceleration riders not listed above are not reinsured under this Agreement.

8.3 Conversions, Replacements and Exchanges

Any plan offered by the Company and available to the insured at time of conversion, replacement or exchange.

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No. 8 Number HA3503/SYMT-02 to
AUTOMATIC YEARLY RENEWABLE TERM
REINSURANCE AGREEMENT
(this "Agreement", effective May 1, 2015) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the ·company")
and
HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer')

IT IS HEREBY AGREED by and between the Company and the Reinsurer that, effective November 4, 2019, this Agreement is hereby amended to reflect the addition of the Company's revised products, based on the 2017 CSO Tables, under the existing terms or this Agreement.
THEREFORE, as of November 4, 2019, Article Vl.5, Premium Rate Guarantee, is replaced in its entirety with the attached Article Vl.5-Amended and Exhibit B - Plans Covered and Exhibit E - Reinsurance Premiums are hereby replaced in their entirety with the attached Exhibit B-Amended and Exhibit E-Amended.

This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Amendment on the dates shown below.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

ARTICLE VI-Amended
(Effective November 4, 2019)

5) Premium Rate Guarantee. The Reinsurer anticipates continuing to accept premiums on the basis of the rates shown in Exhibit E, however, the life reinsurance rates in this Agreement cannot be guaranteed for more than one year. [REDACTED]

EXHIBIT B-Amended
(Effective November 4, 2019)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below may qualify for automatic reinsurance under the terms of this Agreement.

8.1Plan Identification
                    Issue Age    Start Date        End Date
Classic UL (GUL)        [REDACTED]    May 1, 2015        January 31. 2020
Survivorship UL            [REDACTED]    May 1, 2015
Symetra UL 2015 (GUL}        [REDACTED]    May 1, 2015        January 31, 2020
Milestone VUL-G        [REDACTED]    April 3, 2017        January 31, 2020
Symetra Accumulator IUL 1.0    [REDACTED]    October 9, 2017        January 31, 2020
Symetra Protector IUL 1.0        [REDACTED]    May 29, 2019
Symetra UL 2015 (2017 CSO)    [REDACTED]    November 4, 2019
Milestone VUL-G (2017 CSO)    [REDACTED]    November 4, 2019
Symetra Accumulator IUL 2.0    [REDACTED]    November 4, 2019

8.2 Riders

                    Issue Age        Start Date        End Date
Lapse Protection Benefit (LPB) Rider        [REDACTED]            May 1, 2015
Premier Rider                    [REDACTED]            May 1, 2015
20 Year Term Rider                [REDACTED]            May 1, 2015
Policy Splil Option                [REDACTED]            May 1, 2015
Estate Preservation Rider                [REDACTED]            May 1, 2015
Accelerated Death Benefit for Terminal
lllness (with no cost to the insured)            [REDACTED]            May 1, 2015
Accelerated Death Benefit for Cognitive
Impairment (with no cost to the insured)        [REDACTED]            May 1, 2015
Supplemental Protection Rider            [REDACTED]            October 9, 2017

Acceleration riders not listed above are not reinsured under this Agreement.

B.3    Conversions, Replacements and Exchanges                    Start Date
Any plan offered by the Company and available to the insured at the time     May 1, 2015
of conversion, replacement or exchange

EXHIBIT E- Amended
(Effective November 4, 2019)

REINSURANCE PREMIUMS
[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No. 7
effective July 8, 2019 Number HA3503/SYMT-02 to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective May 1, 2015) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")
and
HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer, that effective July 8, 2019 (the "Effective Date"), this Agreement is hereby amended to reflect the addition of the Company's updated Foreign Nationals Guidelines. Notwithstanding the provisions of the Agreement, any changes to RGA's Country Code listing will not require formal approval from the Reinsurer or an amendment and will be considered a part of Exhibit H from such date forth.

THEREFORE, as of the Effective Date, Exhibit H is hereby replaced in its entirety with the attached Exhibit H Amended.

All provisions of the Agreement not in conflict with this Amendment will remain unchanged.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Agreement.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT H - Amended
(Effective July 8, 2019)

Foreign Nationals Underwriting Guidelines

    [REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No. 6 Number HA3503/SYMT-02 to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective May 1, 2015) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer that, effective April 3, 2017, this Agreement is hereby amended to clarify that the Company [REDACTED]

IT IS FURTHER AGREED by and between the Company and the Reinsurer that, effective October 9, 2017, this Agreement is hereby amended to clarify the net amount at risk for IUL policies.

IT IS FURTHER AGREED by and between the Company and the Reinsurer that, effective May 29, 2019, this Agreement is hereby amended to reflect the addition of the Symetra Protector IUL 1.0 product under the existing terms of this Agreement. [REDACTED]

THEREFORE, as of April 3, 2017, Exhibit A, Retention Limits of the Company, is hereby replaced in its entirety with the attached Exhibit A-Amended, as of October 9, 2017, Article V, Reinsured Risk Amount, is replaced in its entirety with the attached Article V-Amended, and, as of May 29, 2019, Exhibit B, Plans Covered, Exhibit C, Automatic Binding Limits, and Exhibit E, Reinsurance Premiums, are hereby replaced in their entirety with the attached Exhibit B Amended, Exhibit C-Amended and Exhibit E-Amended.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Amendment in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

ARTICLE V-Amended
(Effective October 9, 2017)

REINSURED RISK AMOUNT

1)Life. Reinsurance under this Agreement is on a Yearly Renewable Term basis. The reinsurance benefit will be determined in the manner described below.

a)Fixed Benefit Plans and Riders. The reinsurance benefit is the death benefit of the policy minus the amount retained by the Company, times the Reinsurer's quota share percentage, as stated in Exhibit C.

b)Interest Sensitive Plans and Riders. The net amount at risk of the policy is defined to be the death benefit minus the greater of i) the Proxy Economic Reserve or ii) the account value. The reinsured net amount at risk is the net amount at risk of the policy at each policy duration, minus the amount retained by the Company, times the Reinsurer's quota share percentage, as stated in Exhibit C.

For interest sensitive policies issued without a no-lapse guarantee rider and IUL policies, the Proxy Economic Reserve is deemed to equal the account value.

2)Waiver of Mortality Risk Premium. Waiver of Mortality Risk Premium is not reinsured under this Agreement.

3)Accidental Death Benefit. Accidental Death Benefit is not reinsured under this Agreement.

4)Accelerated Benefit. Accelerated Benefit, as a result of Terminal Illness or Cognitive Impairment, when such benefit is at no cost to the insured, is reinsured under this Agreement.

EXHIBIT A-Amended
(Effective April 3, 2017)

RETENTION LIMITS OF THE COMPANY

A.1Life Insurance - The Company will retain the entire face amount under each insured life up to the dollar retention limits below. [REDACTED]

Effective for policies with issue dates 5/1/2015- 3/31/2017
Single Life

    [REDACTED]
Survivorship retention is the sum of the Single Life retention for each insured

Effective for policies with issue dates 4/1/2017 and after Single Life
    [REDACTED]
Survivorship
The Company will retain the amount available on the life with the highest retention, based on the table below.

    [REDACTED]

For policies issued with the Estate Protection Rider (EPR), the Company will calculate its applicable retention n the total policy Net Amount at Risk and allocate its retention proportionally between the base policy and rider based on the at issue proportion of i.) base policy Net Amount at Risk to [base policy Net amount at Risk plus rider Net Amount at Risk] and ii.) rider Net Amount at Risk to [base policy Net Amount at Risk plus rider
Net amount at Risk.. It is further understood that upon expiry of the EPR, the Company's retention will be fully applied to the base policy.

It is further understood that the Company's Retention on any given policy will remain constant such that any change in the policy Net Amount at Risk due to changes in the policy's cash value will be allocated to the reinsured Net Amount at Risk.

A.2Waiver of Premium Disability Benefits
Fully Retained

A.3Accidental Death Benefits
Fully Retained

A.4Riders
Same as Life

EXHIBIT B-Amended
(Effective May 29, 2019)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below may qualify for automatic reinsurance under the terms of this Agreement.

B.1 Plan Identification	Issue Ages	Start Date
Classic UL	[REDACTED]	May 1, 2015
Survivorship UL	[REDACTED]	May 1, 2015
Symetra UL 2015	[REDACTED]	May 1, 2015
Milestone VUL-G	[REDACTED]	April 3, 2017
Symetra Accumulator IUL 1.0	[REDACTED]	October 9, 2017
Symetra Protector IUL 1.0	[REDACTED]	May 29, 2019
B.2 Riders	Issue Ages	Start Date
Lapse Protection Benefit (LPB) Rider	[REDACTED]	May 1, 2015
Premier Rider	[REDACTED]	May 1, 2015
20 Year Term Rider	[REDACTED]	May 1, 2015
Policy Split Option	[REDACTED]	May 1, 2015
Estate Preservation Rider	[REDACTED]	May 1, 2015
Accelerated Death Benefit for Terminal Illness (with no cost to the insured)	[REDACTED]	May 1, 2015
Accelerated Death Benefit for Cognitive Impairment (with no cost to the insured)	[REDACTED]	May 1, 2015
Supplemental Protection Rider	[REDACTED]	October 9, 2017

Acceleration riders not listed above are not reinsured under this Agreement.

B.3 Conversions, Replacement and Exchanges
Any plan offered by the Company and available to the insured at the time of conversion, replacement or exchange.

EXHIBIT C-Amended
(Effective May 29, 2019)

AUTOMATIC BINDING LIMITS

C.1Life Reinsurance

Reinsurance Pool Automatic Binding Limits for the Reinsurer
[REDACTED]
Foreign Nationals Reinsurance Pool Automatic Binding Limits for the Reinsurer:

    [REDACTED]
Reinsurer's Maximum Automatic Binding Limits
The Reinsurer will reinsure [REDACTED] of the reinsured Net Amount at Risk per life of the amounts ceded to the Reinsurance Pool as shown in the tables above.

For a survivorship policy, the Automatic Binding Limit is the Net Amount at Risk, in the Tables above, that is attributable to the insured with the higher Automatic Binding amount.

For policies issued with the Estate Preservation Rider (EPR), the reinsured Net Amount at Risk will be allocated proportionally between the base policy and rider based on the at issue proportion of i.) base policy reinsured Net Amount at Risk to (base policy reinsured Net Amount at Risk plus rider reinsured Net Amount at Risk] and ii.) rider reinsured Net Amount at Risk to [base policy reinsured Net Amount at Risk plus rider reinsured Net Amount at Risk]. It is further understood that upon expiry of the EPR, the Company's retention will be fully applied to the base policy.

[REDACTED].

C.2Waiver of Mortality Risk Premium Disability Benefits - Not Applicable

C.3Accidental Death Benefits - Not Applicable

C.4Riders - Same as life

C.5Jumbo Limits -Automatic coverage of any risk will be granted only if the total amount inforce and applied for on the life in all insurance companies, including any amount to be replaced, but excluding 1035 amounts where a signed absolute assignment form has been received, does not exceed the amount below.

U.S. or Canadian Citizen or Permanent Resident:
[REDACTED]
Foreign Nationals:
[REDACTED]

For survivorship policies, the jumbo limit is based on the age of the insured with the higher Automatic Binding Limit, as indicated in Exhibit C.1, above.
[REDACTED].
C.6.Cession Amounts Minimum Cession Zero
Trivial Amount Zero

C.7 Recapture Period
[REDACTED] years, with a recapture fee of [REDACTED] of reinsured NMR. The recapture fee will be waived for any recapture that occurs beyond [REDACTED] years

C.8Currency
United States dollars

C.9Professions
Full-time professional athletes, as disclosed on the life application, are excluded from automatic reinsurance under this Agreement but may be submitted for facultative consideration. Full-time professional athletes are individuals playing on any of the following: Major League Baseball, National Football League, National Hockey League or National Basketball Association.

C.10Countries
Policies issued to citizens and/or permanent residents of the United States and Canada. Policies issued to Foreign Nationals that qualify under the Company's Foreign Nationals Underwriting Guidelines, Exhibit H.

C.11Temporary Insurance Limit
[REDACTED]

EXHIBIT E- Amended
(Effective May 29, 2019)

REINSURANCE PREMIUMS

[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No.5
effective March 14, 2016 Number HA3503/SYMT-02 to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective May 1, 2015) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company"}

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer ")

IT IS HEREBY AGREED by and between the Company and the Reinsurer, that effective March 14, 2016 (the "Effective Date"), this Agreement is hereby amended to reflect the addition of Foreign Nationals to this Agreement.
THEREFORE, as of the Effective Date, Exhibit C is hereby replaced in its entirety with the attached Exhibit Cas Amended. Exhibit H, Foreign Nationals Underwriting Guidelines is added to this Agreement.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Agreement in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT C-Amended
(Effective March 14, 2016}

AUTOMATIC BINDING LIMITS

C.1Life Reinsurance

Reinsurance Pool
            [REDACTED]
Reinsurer - The Reinsurer will reinsure [REDACTED] of the reinsured Net Amount at Risk per life, not to exceed the amounts below.

U.S. or Canadian Citizen or Permanent Resident
            [REDACTED]

Foreign Nationals:

[REDACTED]

If the Company is fully-retained on the life, the Reinsurer will accept up to the full [REDACTED] of the Reinsurance Pool amounts (up to [REDACTED]) at ages and ratings other than those designated "Fac only" in the Reinsurer's Retention, above

For a survivorship policy, the Automatic Binding Limit is the Net Amount at Risk, in the Tables above, that is attributable to the insured with the higher Automatic Binding amount.

For policies issued with the Estate Preservation Rider (EPR}, the reinsured Net Amount at Risk will be allocated proportionally between the base policy and rider based on the at issue proportion of i.) base policy reinsured Net Amount at Risk to [base policy reinsured Net Amount at Risk plus rider reinsured Net Amount at Risk] and ii.) rider reinsured Net Amount at Risk to (base policy reinsured Net Amount at Risk plus rider reinsured Net Amount at Risk]. It is further understood that upon expiry of the EPR, the Company's retention will be fully applied to the base policy

[REDACTED]

C.2Waiver of Mortality Risk Premium Disability Benefits - Not Applicable

C.3Accidental Death Benefits - Not Applicable

C.4Riders - Same as life

1.Jumbo Limits - Automatic coverage of any risk will be granted only if the total amount inforce and applied for on the life in all insurance companies, including any amount to be replaced, but excluding 1035 amounts where a signed absolute assignment form has been received, does not exceed the amount below.

[REDACTED]

For survivorship policies, the jumbo limit is based on the age of the insured with the higher Automatic Binding Limit, as indicated In Exhibit C.1, above.
[REDACTED]

C.6

Cession Amounts Zero
Minimum Cession Trivial Amount Zero

C.7Recapture Period
[REDACTED] years, with a recapture fee of [REDACTED] of reinsured NAAR The recapture fee will be waived for any recapture that occurs beyond [REDACTED] years
C.8Currency
United States dollars

C.9Professions
Full-time professional athletes, as disclosed on the life application, are excluded from automatic reinsurance under this Agreement but may be submitted for facultat1ve consideration. Full-time professional athletes are individuals playing on any of the following. Major League Baseball, National Football League, National Hockey League or National Basketball Assoc1at1on.

C.10Countries
Policies issued to citizens and/or permanent residents of the United States and Canada.
Policies issued to Foreign Nationals that qualify under the Company's Foreign Nationals Underwriting Guidelines, Exhibit H.
C.11Temporary Insurance Limit
[REDACTED]

3

EXHIBIT H
(Effective March 14, 2016)

Foreign Nationals Underwriting Guidelines

[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No.4
effective October 9, 2017

Number HA3503/SYMT-02

to

AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement ", effective May 1, 2015) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer, that effective October 9, 2017 (the "Effective Date"), this Agreement is hereby amended to reflect the addition of the Symetra Accumulator IUL
1.0 product under the existing terms of this Agreement.

THEREFORE, as of the Effective Date, Exhibit Band Exhibit E are hereby replaced in their entirety with the attached Exhibit B-Amended and Exhibit E-Amended.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Agreement in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT B-Amended
(Effective October 9, 2017)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below may qualify for automatic reinsurance under the terms of this Agreement

B.1
Plan Identification            Issue Age
Classic UL                 [REDACTED]
Survivorship UL                 [REDACTED]
Symetra UL 2015             [REDACTED]
Milestone VUL-G            [REDACTED]
Symetra Accumulator IUL 1.0        [REDACTED]

B.2

Riders

Lapse Protection Benefit (LPB)         [REDACTED]
Rider Premier Rider            [REDACTED]
20 Year Term Rider Policy Split Option    [REDACTED]
Estate Preservation Rider            [REDACTED]
Accelerated Death Benefit for Terminal Illness (with no cost to the insured)    [REDACTED]
Accelerated Death Benefit for Chronic Illness (with no cost to the insured)    [REDACTED]
Accelerated Death Benefit for Cognitive Impairment (with no cost to the insured)    [REDACTED]
Supplemental Protection Rider        [REDACTED]

Acceleration riders not listed above are not reinsured under this Agreement.

B.3 Conversions, Replacements and Exchanges

Any plan offered by the Company and available to the insured at time of conversion, replacement or exchange.

EXHIBIT E- Amended
(Effective October 9, 2017)

REINSURANCE PREMIUMS
[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No.3
effective April 3, 2017 Number HA3503/SYMT-02 to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective May 1, 2015)

between

SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer, that effective April 3, 2017 (the "Effective Date"), this Agreement is hereby amended to reflect the addition of the Milestone VUL-G product under the existing terms of this Agreement.

THEREFORE, as of the Effective Date, Exhibit B and Exhibit E are hereby replaced in their entirety with the attached Exhibit 8-Amended and Exhibit E-Amended.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Agreement in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT 8-Amended
(Effective April 3, 2017)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below may qualify for automatic reinsurance under the terms of this Agreement.

B.1 Plan Identification                Issue Age

Classic UL                     [REDACTED]
Survivorship UL                     [REDACTED]
Symetra UL                     [REDACTED]
2015 Milestone VUL-G                [REDACTED]

B.2 Riders                    Issue Age

Lapse Protection Benefit (LPB) Rider         [REDACTED]
Premier Rider                    [REDACTED]
20 Year Term Rider                 [REDACTED]
Policy Split Option                [REDACTED]
Estate Preservation Rider                [REDACTED]
Accelerated Death Benefit for Terminal Illness (with no cost to the insured)    [REDACTED]
Accelerated Death Benefit for Cognitive Impairment (with no cost to the insured)    [REDACTED]

Acceleration riders not listed above are not reinsured under this Agreement.

8.3    Conversions, Replacements and Exchanges

Any plan offered by the Company and available to the insured at time of conversion, replacement or exchange.

EXHIBIT E- Amended
(Effective April 3, 2017)

REINSURANCE PREMIUMS
[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No.2
effective May 1, 2015
Number HA3503/SYMT02
to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective May 1, 2015)

between

SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer, that effective May 1, 2015 (the "Effective Date"), this Agreement is hereby amended to clearly express the manner in which First Year reinsurance premiums for Survivorship policies with Temporary Flat Extras, as described in Exhibit E.1, are calculated.

THEREFORE, as of the Effective Date, Exhibit E is hereby replaced in its entirety by the attached Exhibit E Amended.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Agreement in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By

EXHIBIT E-Amended
{Effective May 1, 2015)
REINSURANCE PREMIUMS

[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No.1
effective April 1, 2017 Number HA3503/SYMT-02 to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective May 1, 2015)

between

SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer, that effective April 1, 2017 (the "Effective Date"), this Agreement is hereby amended to increase the Company's Retention Limits.

THEREFORE, as of the Effective Date, Exhibit A is hereby replaced in its entirety by the attached Exhibit A Amended . The parties also agree that the Company will notify the Reinsurer if it intends to recapture up to its new retention limits, and that such notification and recapture will be in accordance with the provisions of Article XII, Recapture, of this Agreement.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Agreement in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT A-Amended
(Effective April 1, 2017)
RETENTION LIMITS OF THE COMPANY

A.1Life Insurance - The Company will retain the entire face amount under each insured life up to the dollar retention limits below.

Single Life

    [REDACTED]

Survivorship
The Company will retain the amount available on the life with the highest retention, based on the Table below.

    [REDACTED]

For policies issued with the Estate Protection Rider (EPR), the Company will calculate its applicable retention on the total policy Net Amount at Risk and allocate its retention proportionally between the base policy and rider based on the at issue proportion of i.) base policy Net Amount at Risk to [base policy Net amount at Risk plus rider Net Amount at Risk] and ii.) rider Net Amount at Risk to [base policy Net Amount at Risk plus rider Net Amount at Risk]. It is further understood that upon expiry of the EPR, the Company's retention will be fully applied to the base policy

It is further understood that the Company's Retention on any given policy will remain constant, such that any change in the policy Net Amount at Risk due to changes in the policy's cash value will be allocated to the reinsured Net Amount at Risk.

A.2Waiver of Premium Disability Benefits
Fully Retained

A.3Accidental Death Benefits
Fully Retained

A.4Riders
Same as Life